Exhibit (h) 8 under Form N-1A
Exhibit 10 under Item 601/Reg. S-K

AMENDMENT TO TRANSFER AGENCY AND SERVICE AGREEMENT

           This Amendment (the “Amendment”), made as of the 1st day of January 2008 amends that certain Transfer Agency and service Agreement, date as of July 1, 2004 (the “Agreement”) by and between each of the entities listed on the signature pages to the Agreement (the “Funds”) and State Street Bank and Trust Company (the “Transfer Agent”).  Capitalized terms used, but not otherwise defined herein, shall have the meanings ascribed thereto in the Agreement.

1.	RECITALS

WHEREAS, the Funds and the Transfer Agent are parties to the Agreement under and pursuant to which Transfer Agent has agreed to perform services as transfer agent, divided disbursing agent and agent in connection with certain other activities of the Funds; and

WHEREAS, the Funds and the Transfer Agent wish to amend the Agreement to extend the initial term and to reflect certain fee reductions and other changes.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

1.	Amendments to the Agreement: The Agreement is hereby amended as follows:

(a)                 COLA is waived for the redefined Initial Term, therefore Section 3.5 of the Agreement is hereby amended by deleting the first phrase of the first sentence and replacing it with the words “During the initial term”.  The second sentence is amended by deleting the first phrase and replacing it with the words “Following the initial term”.

(b)           The Initial Term of the Agreement is extended three (3) years, therefore Section 12.1 of the Agreement is hereby amended by deleting “five (5)” in the first sentence and replacing with “eight (8)”.

(c)                 Schedule 3.1 (Fees) is hereby amended by (i) deleting the first footnote in its entirety and replacing it with the revised footnote below; (ii) deleting the Telephone Servicing section in its entirety and replacing it with the revised fees below; and (iii) deleting the third footnote:

“1  The “Per CUSIP Fee” shall be waived (i) for the first six (6) months from CUSIP implementation, unless such implementation is a result of a conversion or merger and (ii) once a closed CUSIP’s tax reporting requirements have been satisfied.”

“Telephone Servicing Complex Base Fees2

Years 1-3	$2,700,000/year
Year 4
July 1, 2007 -December 31, 2007	$1,350,000

January 1, 2008 - June 30, 2008	$ 801,098
Year 5
July 1, 2008-December 31, 2008	$ 801,097
January 1, 2009 -June 30, 2009	$ 801,097
Year 6
July 1, 2009 - December 31, 2009	$ 471,756
January 1, 2010 - June 30, 2010	$ 471,756
Year 7
July 1, 2010 - December 31, 2010	$ 471,756
January 1, 2011 - June 30, 2011	$ 471,756
Year 8
July 1, 2011 - December 31, 2011	$ 471,756
January 1, 2012 - June 30, 2012	$ 471,756

2.           No Other Amendments.  Except as expressly amended hereby, the Agreement shall continue in full force and effect in accordance with the terms thereof.

3.           Due Authorization.  Each party hereto represents and warrants that it has full legal authority, and has obtained all requisite approvals necessary, to enter into this Amendment.  This Amendment constitutes the legal, valid and binding obligation of each such party, enforceable in accordance with the terms hereof.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

By each of the Federated Funds set forth on	STATE STREET BANK AND TRUST
Exhibit A to the Agreement	COMPANY

By: /s/ John W. McGonigle	By: /s/ Joseph L. Hooley
Name: John W. McGonigle	Joseph L. Hooley, Vice Chairman
Title: Executive Vice President and Secretary

Schedule A
to Transfer Agent and Service Agreement
dated July 1, 2004
(revised as of 3/1/08)

Contract
Effective                      Fund Name:
Date:                                Series Name(if applicable)
7/1/04                      Capital Preservation Fund
Cash Trust Series II:
7/1/04                                Treasury Cash Series II
Cash Trust Series, Inc.
7/1/04                                Government Cash Series
7/1/04                                Municipal Cash Series
7/1/04                                Prime Cash Series
7/1/04                                Treasury Cash Series
7/1/04                      Federated Adjustable Rate Securities Fund
7/1/04                      Federated American Leaders Fund, Inc.
Federated Core Trust:
9/1/05                                Federated Inflation-Protected Securities Core Fund
7/1/04                                Federated Mortgage Core Portfolio
7/1/04                                High Yield Bond Portfolio
Federated Core Trust II, L.P.:
7/1/04                                Emerging Markets Fixed Income Core Fund
3/1/05                                Market Plus Core Fund
Federated Core Trust III:
3/1/08                                Federated Project and Trade Finance Core Fund
Federated Equity Funds:
7/1/04                                Federated Capital Appreciation Fund
7/1/04                                Federated InterContinental Fund
3/1/08                                Federated International Strategic Value Fund
7/1/04                                Federated Kaufmann Fund
9/17/07                                Federated Kaufmann Large Cap Fund
7/1/04                                Federated Kaufmann Small Cap Fund
7/1/04                                Federated Market Opportunity Fund
7/1/04                                Federated Mid-Cap Growth Strategies Fund
12/1/04                                Federated Strategic Value Fund
7/1/04                      Federated Equity Income Fund, Inc.
Federated Fixed Income Securities, Inc.
7/1/04                                Federated Municipal Ultrashort Fund
7/1/04                                Federated Strategic Income Fund
7/1/04                      Federated GNMA Trust
7/1/04                      Federated Government Income Securities, Inc.
7/1/04                      Federated High Income Bond Fund, Inc.
7/1/04                      Federated High Yield Trust
Federated Income Securities Trust:
7/1/04                                Federated Capital Income Fund
7/1/04                                Federated Fund for U.S. Government Securities
7/1/04                                Federated Intermediate Corporate Bond Fund
7/1/04                                Federated Muni and Stock Advantage Fund
12/1/05                                Federated Real Return Bond Fund
7/1/04                                Federated Short-Term Income Fund
9/1/06                                Federated Stock and California Muni Fund
7/1/04                      Federated Income Trust
Federated Index Trust:
7/1/04                                Federated Max-Cap Index Fund
7/1/04                                Federated Mid-Cap Index Fund
7/1/04                                Federated Mini-Cap Index Fund
Federated Institutional Trust:
7/1/04                                Federated Government Ultrashort Duration Fund
7/1/04                                Federated Institutional High Yield Bond Fund
6/1/05                                Federated Intermediate Government/Corporate Fund
Federated Insurance Series:
7/1/04                                Federated American Leaders Fund II
7/1/04                                Federated Capital Appreciation Fund II
7/1/04                                Federated Capital Income Fund II
7/1/04                                Federated Equity Income Fund II
7/1/04                                Federated Fund for U.S. Government Securities II
7/1/04                                Federated High Income Bond Fund II
7/1/04                                Federated International Equity Fund II
7/1/04                                Federated Kaufmann Fund II
12/1/05                                Federated Market Opportunity Fund II
7/1/04                                Federated Mid-Cap Growth Strategies Fund II
7/1/04                                Federated Prime Money Fund II
7/1/04                                Federated Quality Bond Fund II
7/1/04                      Federated Intermediate Government Fund, Inc.
Federated International Series, Inc.:
7/1/04                                Federated International Bond Fund
7/1/04                                Federated International Equity Fund
Federated Investment Series Funds, Inc.
7/1/04                                Federated Bond Fund
Federated Managed Allocation Portfolios:
9/1/05                                Federated Balanced Allocation Fund
12/1/05                                Federated Target ETF Fund 2015
12/1/05                                Federated Target ETF Fund 2025
12/1/05                                Federated Target ETF Fund 2035
Federated Managed Pool Series:
12/1/05                                Federated Corporate Bond Strategy Portfolio
12/1/05                                Federated High-Yield Strategy Portfolio
12/1/05                                Federated International Bond Strategy Portfolio
12/1/05                                Federated Mortgage Strategy Portfolio
Federated MDT Series:
7/31/06                                Federated MDT All Cap Core Fund
7/31/06                                Federated MDT Balanced Fund
7/31/06                                Federated MDT Large Cap Growth Fund
12/1/07                                Federated MDT Large Cap Value Fund
7/31/06                                Federated MDT Mid Cap Growth Fund
7/31/06                                Federated MDT Small Cap Core Fund
7/31/06                                Federated MDT Small Cap Growth Fund
7/31/06                                Federated MDT Small Cap Value Fund
7/31/06                                Federated MDT Tax Aware/All Cap Core Fund
7/1/04                      Federated Municipal Securities Fund, Inc.
Federated Municipal Securities Income Trust:
7/1/04                                Federated California Municipal Income Fund
7/1/04                                Federated Michigan Intermediate Municipal Trust
6/1/06                                Federated Municipal High Yield Advantage Fund
7/1/04                                Federated New York Municipal Income Fund
7/1/04                                Federated North Carolina Municipal Income Fund
7/1/04                                Federated Ohio Municipal Income Fund
7/1/04                                Federated Pennsylvania Municipal Income Fund
7/1/04                      Federated Short-Intermediate Duration Municipal Trust
6/1/08                      Federated Stock and Bond Fund
7/1/04                      Federated Stock Trust
7/1/04                      Federated Total Return Government Bond Fund
Federated Total Return Series, Inc.:
7/1/04                                Federated Mortgage Fund
7/1/04                                Federated Total Return Bond Fund
7/1/04                                Federated Ultrashort Bond Fund
7/1/04                      Federated U.S. Government Bond Fund
7/1/04                      Federated U.S. Government Securities Fund:  1-3 Years
7/1/04                      Federated U.S. Government Securities Fund:  2-5 Years
Federated World Investment Series, Inc.:
7/1/04                                Federated International High Income Fund
7/1/04                                Federated International Small-Mid Company Fund
7/1/04                                Federated International Value Fund
Intermediate Municipal Trust:
7/1/04                                Federated Intermediate Municipal Trust
Money Market Obligations Trust:
7/1/04                                Alabama Municipal Cash Trust
7/1/04                                Arizona Municipal Cash Trust
7/1/04                                Automated Cash Management Trust
7/1/04                                Automated Government Cash Reserves
7/1/04                                Automated Government Money Trust
7/1/04                                California Municipal Cash Trust
7/1/04                                Connecticut Municipal Cash Trust
12/1/04                                Federated Capital Reserves Fund
12/1/04                                Federated Government Reserves Fund
7/1/04                                Federated Master Trust
12/1/04                                Federated Municipal Trust
7/1/04                                Federated Short-Term U.S. Government Trust
7/1/04                                Florida Municipal Cash Trust
7/1/04                                Georgia Municipal Cash Trust
7/1/04                                Government Obligations Fund
7/1/04                                Government Obligations Tax-Managed Fund
7/1/04                                Liberty U.S. Government Money Market Trust
7/1/04                                Maryland Municipal Cash Trust
7/1/04                                Massachusetts Municipal Cash Trust
7/1/04                                Michigan Municipal Cash Trust
7/1/04                                Minnesota Municipal Cash Trust
7/1/04                                Money Market Management
7/1/04                                Municipal Obligations Fund
7/1/04                                New Jersey Municipal Cash Trust
7/1/04                                New York Municipal Cash Trust
7/1/04                                North Carolina Municipal Cash Trust
7/1/04                                Ohio Municipal Cash Trust
7/1/04                                Pennsylvania Municipal Cash Trust
7/1/04                                Prime Cash Obligations Fund
7/1/04                                Prime Management Obligations Fund
7/1/04                                Prime Obligations Fund
7/1/04                                Prime Value Obligations Fund
7/1/04                                Tax-Free Instruments Trust
7/1/04                                Tax-Free Obligations Fund
7/1/04                                Treasury Obligations Fund
7/1/04                                Trust for U.S. Treasury Obligations
7/1/04                                U.S. Treasury Cash Reserves
7/1/04                                Virginia Municipal Cash Trust

State Street Bank and Trust Company	By each of the Federated Funds set forth On Schedule A

By: /s/ Joseph L. Hooley	By: /s/ John W. McGonigle
Name: Joseph L. Hooley	Name: John W. McGonigle
Title: President & Chief Operating Officer	Title: Executive Vice President
Date: June 20, 2008	Date: June 6, 2008